UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1717 McKinney Avenue, Suite 1000
Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.	☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2024, Landsea Homes Corporation, a Delaware corporation (the “Company”), completed the sale to certain purchasers (the “Offering”) of $300.0 million in aggregate principal amount of 8.875% Senior Notes due 2029 (the “Notes”). The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of April 1, 2024 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee.

Pursuant to the Indenture, interest on the Notes will be paid semi-annually on April 1 and October 1, commencing October 1, 2024. The Notes will mature on April 1, 2029.

The Notes and the guarantees are: (i) the Company’s and the Guarantors’ senior unsecured obligations, ranking pari passu in right of payment with any existing and future unsubordinated indebtedness (including indebtedness under the Company’s existing revolving credit facility and 11.0% senior notes due 2028); (ii) effectively subordinated to the Company’s and the guarantors’ obligations under any future secured indebtedness to the extent of the value of the collateral securing such indebtedness; (iii) senior in right of payment to the Company’s and the guarantors’ existing and future subordinated indebtedness; and (iv) structurally subordinated to all existing and future liabilities of each of the Company’s subsidiaries that do not guarantee the Notes.

On and after April 1, 2026, the Company will be entitled at its option to redeem all or a portion of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date, if redeemed during the 12 month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2026	104.438%
2027	102.219%
2028 and thereafter	100.000%

Prior to April 1, 2026, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to April 1, 2026 the Company is entitled at its option on one or more occasions to redeem Notes (which includes any additional notes that may be issued under the Indenture) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 108.875% plus accrued and unpaid interest to, but excluding, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by the Company, subject to certain conditions.

If the Company experiences certain change of control events (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to, but excluding, the date of purchase.

The Indenture contains certain covenants, including limitations on the incurrence of additional indebtedness, the making of payments in respect of subordinated indebtedness, dividend or distributions, dispositions, the entry into transactions with affiliates, mergers and consolidation and the incurrence of liens.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for certain events of default which, if any of them occurs and is continuing, up to two years following the first public notice or notice to the Trustee of such event, would permit the holders of at least 30% in aggregate principal amount of the Notes then outstanding to declare all amounts owing under the Notes to be due and payable immediately (except in the case of certain bankruptcy related events of default, in which case, all amounts owing under the Notes will become due and payable without any further action or notice). In addition, if the Notes are assigned an investment grade rating by certain rating agencies as specified under the Indenture and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2024, the Company completed its acquisition (the “Acquisition”) of all of the outstanding membership interests of Antares Acquisition, LLC, a Texas limited liability company (“Antares”), a Texas-based homebuilder, pursuant to that certain Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”), dated January 8, 2024, by and among the Company, Antares, and the individuals and entities identified in the Purchase Agreement as sellers (collectively, the “Sellers”), for an aggregate cash purchase price of $185.0 million, subject to certain adjustments as further described in the Purchase Agreement, as amended.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 9, 2024, and the full text of that certain Amendment to Membership Interest Purchase Agreement, dated February 9, 2024, by and among the Company, Antares and the Sellers, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 12, 2024. Pursuant to General Instruction B.3 of Form 8-K, such Purchase Agreement and Amendment to Purchase Agreement are not additionally reported herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 2, 2024, the Company issued a press release announcing completion of the Acquisition, a copy of which is being furnished as Exhibit 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired:

The (i) audited financial statements of Antares Acquisition, LLC as of and for the year ended December 31, 2023 and the associated independent auditor’s report and (ii) audited financial statements of Antares as of and for the year ended December 31, 2022 and the associated independent auditor’s report were previously filed on our Current Report on Form 8-K on March 18, 2024 as Exhibit 99.3 and Exhibit 99.4, respectively. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

(b)       Pro Forma Financial Information:

The unaudited pro forma condensed combined financial statements of the Company and subsidiaries as of and for the year ended December 31, 2023, giving effect to the Antares Acquisition were previously filed on our Current Report on Form 8-K on March 18, 2024 as Exhibit 99.5. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

(d)       Exhibits:

Exhibit No.	Description
4.1	Indenture, dated as of April 1, 2024, among Landsea Homes Corporation, as Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of 8.875% Senior Note due 2029 (included in Exhibit 4.1).
99.1	Press Release issued by the Company, dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: April 2, 2024	By:	/s/ C. Kelly Rentzel
Name: C. Kelly Rentzel
Title: General Counsel